UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016 (March 1, 2016)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2016 Executive MIC. On March 1, 2016, the Compensation and Leadership Committee of the Board of Directors of ACI Worldwide, Inc. (the “Company”) approved the 2016 Executive Management Incentive Compensation plan (the “2016 Executive MIC”) for the Company’s executives, including the executives who were listed as named executive officers in the Company’s proxy statement for its 2015 annual stockholders’ meeting. The 2016 Executive MIC, including the 2016 short-term incentive goals (the “2016 Executive MIC Goals”), was established pursuant to and in accordance with the Executive Management Incentive Compensation Plan adopted by the Company’s stockholders at the Company’s 2013 annual stockholders’ meeting.

The objective of the 2016 Executive MIC is to incent executives to achieve or exceed the Company’s financial and performance goals for the Company’s fiscal year commencing January 1, 2016 (the “MIC Performance Period”). MIC bonus amounts are determined based upon the achievement of three categories of performance metrics: (1) funding metrics, (2) individual MBOs including operational excellence, and (3) business unit performance metrics. A 2016 Executive MIC bonus may be more or less than 100% (up to a maximum of 200%) of its target level depending upon the percentage attainment of the performance metrics in the executive’s plan. Performance attainment less than the threshold level indicated yields zero payout for that metric.

The funding metrics consist of the two consolidated Company financial metrics set forth in the table below. The total funded incentive pool available for payout to executives will be calculated based upon the achievement of these two metrics.

Company Performance Metric	Metric Weighting	Attainment Percentage	Payout Percentage
Adjusted EBITDA	66%	85%	40%
		100%	100%
		107.5%	200%
Revenue	34%	90%	40%
		100%	100%
		105%	200%

Certain executives have individualized MIC plans comprised solely of the funding metrics above and individual MBOs. Other executives have individualized MIC plans comprised of one or more business unit performance metrics and individual MBOs.

Distribution of the funded incentive pool to executives depends upon each executive’s performance against his or her individual MIC plan metrics. In no event will the aggregate 2016 Executive MIC bonuses paid to all plan participants exceed the amount of the funded incentive pool.

In order to be entitled to any payment under the 2016 Executive MIC, the executive must be an employee of the Company on the date of payment, except to the extent otherwise provided by the Company. If the executive’s employment with the Company is terminated for any reason prior to the payment date, the executive will not be eligible for a MIC bonus for the MIC Performance Period, and the executive will forfeit all rights to such payment except to the extent otherwise provided by the Company.

The Company reserves the right at any time during the MIC Performance Period to: (1) amend or terminate the 2016 Executive MIC in whole or in part, (2) revoke any eligible executive’s right to participate in the 2016 Executive MIC and (3) make adjustments to targets and payouts subject to the terms of the 2016 Executive MIC.

Item 7.01	Regulation FD Disclosure.

On March 3, 2016, the Company issued a press release announcing that the Company closed the previously announced sale to Fiserv, Inc. of the Company’s Community Financial Services business. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference into this Item 7.01. The foregoing information (including Exhibit 99.1 hereto) is being furnished and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as will be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated March 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

Dated: March 7, 2016	By:	/s/ Dennis P. Byrnes
Dennis P. Byrnes
Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated March 3, 2016